                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549





                                   FORM 8-K/A

                                 CURRENT REPORT




                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)                DECEMBER 3, 1996
                                                                ----------------

                          INTEK Diversified Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                  0-9160                     04-2450145
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission               (IRS Employer Iden-
       of incorporation)           File Number)                tification No.)

970 West 190th St., Suite 720, Torrance, CA                             90502
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:                 310-366-7335
                                                                    ------------

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF SECURICOR RADIOCOMS LIMITED (RADIOCOMS)

          1.   Audited Balance Sheets of Radiocoms as of
               September 30, 1996 and 1995 and related Statements of Operations and Cash Flows for the years ended
               September 30, 1996, 1995, and 1994; and

     (b)  PRO FORMA FINANCIAL INFORMATION.

          1.   Pro forma Combined Balance Sheet of INTEK and
               Radiocoms dated September 30, 1996; and

          2. Pro forma Statements of Operations of INTEK and Radiocoms for the twelve months ended September 30, 1996, based on Statements of Operations of INTEK for the twelve-month period ended September 30, 1996 and on Statement of Operations for Radiocoms for the year ended September 30, 1996.

                           SECURICOR RADIOCOMS LIMITED

                         REPORT OF INDEPENDENT AUDITORS

--------------------------------------------------------------------------------

The Board of Directors
Securicor Radiocoms Limited

We have audited the accompanying balance sheets of Securicor Radiocoms Limited (Radiocoms), as of September 30, 1995 and 1996, and the related statements of operations and cash flows for the years ended September 30, 1994, 1995 and 1996. These financial statements are the responsibility of Radiocom's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom which are substantially the same as those used in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Securicor Radiocoms Limited at September 30, 1995 and 1996, and the results of its operations and its cash flows for the years ended September 30, 1994, 1995 and 1996, in conformity with generally accepted accounting principles used in the United States of America.






                                             /s/ Baker Tilly
                                             ----------------------
London, England                              BAKER TILLY
[24 January 1997]                            CHARTERED ACCOUNTANTS

                          SECURICOR RADIOCOMS LIMITED

                                 BALANCE SHEETS
                           (THOUSANDS OF US DOLLARS)

                                   ASSETS

--------------------------------------------------------------------------------

                                                  SEPTEMBER 30   SEPTEMBER 30
                                                          1995           1996
CURRENT ASSETS
Cash and cash equivalents                           $    601       $    417
  Accounts receivable
  net of allowance for
  doubtful accounts of:
  $475 in September 1995 and
  $128 in September 1996                              10,374          4,074
Inventories                                           15,101         18,895
Taxation receivable
  from group companies                                   562          2,983
Amounts due from related parties                       3,402          5,587
Prepaid expenses and
  other current assets                                   723          1,481
                                                     -------        -------
Total current assets                                  30,763         33,437
                                                     -------        -------

INVESTMENT IN E F JOHNSON                                  -         10,177

PROPERTY & EQUIPMENT,
  less accumulated depreciation                        4,948          4,543

EQUIPMENT FOR RENTAL
On operating leases,                                   4,208          3,467
less accumulated depreciation                         (2,456)        (1,371)
                                                     -------        -------
                                                       1,752          2,096
                                                     -------        -------
TOTAL ASSETS                                        $ 37,463       $ 50,253
                                                      ======         ======

The accompanying notes are an integral part of these balance sheets.

                          SECURICOR RADIOCOMS LIMITED

                                 BALANCE SHEETS
                           (THOUSANDS OF US DOLLARS)


               LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

--------------------------------------------------------------------------------

                                                 SEPTEMBER 30    SEPTEMBER 30
                                                         1995           1996
CURRENT LIABILITIES
Bank overdraft                                      $    582       $  1,313
Accounts payable                                       4,275          3,051
Amounts due to related parties                         1,436          2,660
Accrued expenses                                       2,111          1,373
Deferred income                                        2,007            760
Taxes, other than income taxes                           161            203
Related party loan payable to
  Security Services plc
  (interest bearing)                                  16,653         29,345
                                                     -------        -------
Total current liabilities                             27,225         38,705
                                                     -------        -------

Related party loan payable to
Securicor Communications Limited
  (non-interest bearing)                              23,108         32,837
Deferred income taxes                                     79              -
                                                     -------        -------
                                                      23,187         32,837
                                                     -------        -------

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock (L1 par value; 100,000
  shares authorised; 100,000 shares
  issued and outstanding)                                150            150
Deficit                                              (13,111)       (21,611)
Foreign currency translation
  adjustment                                              12            172
                                                     -------        -------
Total shareholders' equity (deficit)                 (12,949)       (21,289)
                                                     -------        -------


TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY (DEFICIT)                   $    37,463     $   50,253
                                                      ======         ======

The accompanying notes are an integral part of these balance sheets.

                         SECURICOR RADIOCOMS LIMITED

                           STATEMENTS OF OPERATIONS
                          (THOUSANDS OF US DOLLARS)

--------------------------------------------------------------------------------

                                   SEPTEMBER 30   SEPTEMBER 30   SEPTEMBER 30
                                       1994           1995           1996
NET SALES
Third parties                        $  9,089       $ 20,517       $ 11,457
Related parties                         7,290          9,866          8,984
                                      -------        -------        -------
                                       16,379         30,383         20,441
Rental income                           1,701          2,218          3,458
                                      -------        -------        -------
                                       18,080         32,601         23,899

Cost of goods sold                     11,222         19,426         20,084
                                      -------        -------        -------
GROSS PROFIT                            6,858         13,175          3,815

Selling, general and
administrative expenses                 8,394         11,249         10,156
Research and development
expenses                                1,766          2,831          3,154
Provision for doubtful
accounts                                   15            491            923
                                      -------        -------        -------
OPERATING LOSS                         (3,317)        (1,396)       (10,418)

Interest expense                          236            512          1,715
                                      -------        -------        -------
LOSS FROM CONTINUING
OPERATIONS                             (3,553)        (1,908)       (12,133)

Income tax (benefit)                     (281)          (737)        (3,044)
                                      -------        -------        -------
NET LOSS                             $ (3,272)      $ (1,171)      $ (9,089)
                                      =======        =======        =======

The accompanying notes are an integral part of these statements of operations.

                           SECURICOR RADIOCOMS LIMITED

                            STATEMENTS OF CASH FLOWS
                            (THOUSANDS OF US DOLLARS)

                                  SEPTEMBER 30   SEPTEMBER 30   SEPTEMBER 30
                                       1994           1995           1996
CASH FLOWS FROM OPERATING
ACTIVITIES
Net loss                            $  (3,272)     $  (1,171)     $  (9,089)
                                      -------        -------        -------

ADJUSTMENTS TO RECONCILE
NET LOSS TO NET CASH USED
IN OPERATING ACTIVITIES
Depreciation and
  amortisation                          2,358          1,706          1,510
Deferred income taxes                      (8)          (183)             -
Loss/(gain) on sale of
  fixed assets                             (5)             -             29
Provision for doubtful
  accounts                                 15            491            933

CHANGES IN ASSETS AND
LIABILITIES
Decrease/(increase) in:
Accounts receivable                    (2,332)        (7,811)         2,544
Inventories                            (2,134)       (10,303)        (2,984)
Prepaid expenses and other
  current assets                         (628)          (755)            67
Increase/(decrease) in:
Accounts payable                        1,205          1,851         (1,513)
Accrued expenses                         (701)         1,082           (645)
Deferred income                             -          2,015         (1,209)
Taxes, other than income
  taxes                                  (118)            64             44
                                      -------        -------        -------
  Total adjustments                    (2,348)       (11,843)        (1,224)
                                      -------        -------        -------

Net cash (used in) operating
  activities                           (5,620)       (13,014)       (10,313)

CASH FLOWS FROM INVESTING
ACTIVITIES
Capital expenditures                   (2,550)        (2,377)        (1,657)
Proceeds from sale of
  fixed assets                            900             56             96
                                      -------        -------        -------
NET CASH (USED IN) INVESTING
  ACTIVITIES                           (1,650)        (2,321)        (1,561)
                                      -------        -------        -------

Continued................

                         SECURICOR RADIOCOMS LIMITED

                            (THOUSANDS OF US DOLLARS)

--------------------------------------------------------------------------------

                                  SEPTEMBER 30   SEPTEMBER 30   SEPTEMBER 30
                                       1994           1995           1996
CASH FLOWS FROM FINANCING
ACTIVITIES
Principal payments on capital
  lease obligations                       (14)             -              -
Net change in bank
  overdraft                              (338)           130           (731)
Related party loan
  proceeds                              7,852         15,537         12,463
                                      -------        -------        -------
NET CASH PROVIDED BY
  FINANCING ACTIVITIES                  7,500         15,667         11,732
                                      -------        -------        -------


EFFECT OF FOREIGN EXCHANGE
  RATE CHANGES ON CASH                     11             (1)           (42)
                                      -------         ------        -------

Net increase/(decrease)
  in cash and cash equivalents            241            331           (184)

Cash and cash equivalents
  at beginning of period                   29            270            601
                                      -------        -------        -------
CASH AND CASH EQUIVALENTS
  AT END OF PERIOD                   $    270       $    601       $    417
                                      =======        =======        =======

SUPPLEMENTAL DISCLOSURE
  OF CASHFLOW INFORMATION

Cash paid for interest               $    210       $    230       $  1,715

Cash received for income tax
  (group tax relief receipt)             (405)          (319)          (285)


NON-CASH TRANSACTIONS

In 1996, the Company received $10,000 from value of E F Johnson preferred stock in exchange for a note payable to a related party (see note 8(C)).

The accompanying notes are an integral part of these statements of cash flows.

                         SECURICOR RADIOCOMS LIMITED
                       NOTES TO FINANCIAL STATEMENTS
            FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996
                          (THOUSANDS OF US DOLLARS)

--------------------------------------------------------------------------------

1.   ORGANIZATION AND NATURE OF BUSINESS

     Securicor Communications Limited ("Securicor Communications"), a wholly owned subsidiary of Securicor plc a publicly held company whose shares are traded on the London Stock Exchange, has three wholly owned subsidiaries. These companies subsequently referred to as the "Company" are Securicor Radiocoms Limited, Linear Modulation Technology Limited, and Securicor Electronics Limited.

     The Company designs, develops and manufactures a range of land mobile radio products using linear modulation technology. The Company also provides technical and project management expertise for "turn-key" custom engineered land mobile radio communications systems and radio equipment for businesses, using products purchased from established manufacturers.

     On March 8, 1996, the Company, together with Securicor Communications reached an agreement in principle to combine the operations of the Company with certain operations of Midland International Corporation ("Midland"), a company located in the United States engaged in the sale and distribution in the U.S. of land mobile radio products bearing the Midland trademark and INTEK Diversified Corporation ("INTEK"), a publicly held company located in the United States which is engaged in the business of developing, constructing and managing a specialized radio network in the United States.

     On December 3, 1996 pursuant to the terms of a stock purchase agreement dated June 18, 1996 (the "Stock Purchase Agreement"), INTEK acquired from Securicor Communications the common stock of Securicor Radiocoms Limited ("Radiocoms") in exchange for 25,000,000 shares of INTEK's common stock ("the Securicor Transaction"). The Company believes that the Securicor Transaction will be accounted for as a reverse acquisition with the Company as the Acquirer and INTEK and Midland as the Acquirees.

2.   GROUP SUPPORT AND GOING CONCERN STATUS

     Securicor Communications and Security Services plc, an affiliate, have confirmed their willingness to support the Company and its operating activities for the foreseeable future. In particular, they have extended an additional line of credit up to the value of $15,000,000, following consummation of the Securicor Transaction, on the terms set forth in the Stock Purchase Agreement.

     Management have prepared these accounts on a going concern basis in the expectation that all amounts shown in the balance sheet will be recoverable, and subject to group support as detailed above.

                          SECURICOR RADIOCOMS LIMITED
                         NOTES TO FINANCIAL STATEMENTS
           FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996
                          (THOUSANDS OF US DOLLARS)

--------------------------------------------------------------------------------

3.   FINANCIAL STATEMENT PRESENTATION

     The financial statements include the results of Radiocoms and its wholly owned subsidiaries; Private Mobile Radio Limited ("PMR") which was acquired on March 1, 1993 and SOCOM Group Limited ("SOCOM") acquired on June 30, 1993; combined with Securicor Electronics Limited ("SEL") and Linear Modulation Technology Limited ("LMT"). All material intercompany transactions have been eliminated in combination.

     Effective October 1, 1995, the assets and liabilities of SEL and LMT were transferred to Radiocoms at historical value.

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")

     The financial statements have been prepared in accordance with GAAP used in the United States. Such accounting principles differ in certain respects from United Kingdom GAAP, which is applied by the Company for local and statutory financial reporting purposes. In addition, certain reclassifications and changes in terminology have been made to the financial statements previously issued in the United Kingdom including conversion into US dollars from British pounds in order that these financial statements conform with reporting practices prevailing in the United States.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements under GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     The Company considers highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents at September 30, 1994, 1995 and 1996.

     INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out basis) or market value. Inventories include purchased parts, labour and overheads.

                          SECURICOR RADIOCOMS LIMITED
                         NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996
                           (THOUSANDS OF US DOLLARS)

--------------------------------------------------------------------------------

4.   SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (CONTINUED)

     INVESTMENT IN E F JOHNSON

     The investment in E F Johnson ("EFJ") is stated at cost, and is classified as held to maturity in accordance with the provisions of Statement of Financial Accounting Standards No.115.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives as follows:

     Buildings                               over 50 years
     Manufacturing equipment                 over 3 to 10 years
     Office furniture and equipment          over 3 to 10 years

     Gains and losses on disposal are recognized in the year of the disposition. Expenditures for repairs and maintenance are charged to expense as incurred, and significant renewals and betterments are capitalized.

     REVENUE RECOGNITION

     Revenue related to system and mobile sales is recognized at the time of title transfer, which ordinarily occurs at the time of shipment. From time to time, customers request delayed shipment. If the Company's substantial performance obligations otherwise have been fulfilled, revenue on such delayed shipment transactions generally is recognized upon acceptance of goods by the customer at the Company's facility. Revenue related to service activities and sale of items from inventory is recognized when the service has been performed or when the items are shipped. Revenue from long term contracts is recognized as the units are completed.

     RENTAL INCOME

     Rental income is recognised on short term operating leases on a straight line basis over the life of the lease. The assets from which the income is derived are capitalized on the balance sheet and called 'Equipment for rental on operating leases'.

     RESEARCH AND DEVELOPMENT

     Research and development costs are charged to expense as incurred.

                         SECURICOR RADIOCOMS LIMITED
                        NOTES TO FINANCIAL STATEMENTS
           FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996
                          (THOUSANDS OF US DOLLARS)

--------------------------------------------------------------------------------

4.   SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (CONTINUED)

     FOREIGN CURRENCY

     Transactions in foreign currencies are recorded at the prevailing exchange rate at the time of the related transactions. The related transaction gains and losses are recognized in the statement of operations as they occur and historically have not been material. Assets and liabilities denominated in foreign currencies are translated at the rate of exchange in effect at the balance sheet date. Income and expense items are translated at the average rate of exchange prevailing during the period of operations.

     INCOME TAXES

     The Company accounts for income taxes using the liability method in accordance with the provisions of Statement of Financial Accounting Standards No. 109. The liability method provides that deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amount for financial reporting purposes, as measured by the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     CONCENTRATIONS OF CREDIT RISK

     The equipment sales and contract manufacturing parts of the business have a broad range of established customers. In contrast, the sales of communications systems is a new market with a limited number of customers in an emerging overseas environment and consequently may involve greater credit risks. The Company has derived a substantial amount of its sales from related parties. No formal agreements with these parties are held to allow trade to continue on the same terms or volume of business in the future. To the extent these sales do not continue, it may adversely affect the Company's financial position and results of operations.

                        SECURICOR RADIOCOMS LIMITED
                       NOTES TO FINANCIAL STATEMENTS
        FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996
                         (THOUSANDS OF US DOLLARS)

                                                 SEPTEMBER 30   SEPTEMBER 30
                                                         1995           1996

--------------------------------------------------------------------------------

5.   ACCOUNTS RECEIVABLE

     Accounts receivable consist of
       the following:
     Billed                                        $   9,877      $   3,989
     Unbilled contract amounts                           972            213
                                                     -------        -------
                                                      10,849          4,202
     Allowance for doubtful accounts                    (475)          (128)
                                                     -------        -------
                                                   $  10,374      $   4,074
                                                     =======        =======

6.   INVENTORIES

     Inventories consist of the following:
     Raw materials                                 $   6,328      $   8,314
     Work in progress                                  5,929          2,321
     Finished goods                                    2,844          8,260
                                                     -------        -------
                                                   $  15,101      $  18,895
                                                     =======        =======

7.   PROPERTY AND EQUIPMENT

     Property and equipment consists of
       the following:
     Land                                          $     506      $     469
     Buildings                                         2,327          2,329
     Manufacturing equipment                           2,713          4,731
     Office furniture and equipment                    2,368            555
                                                     -------        -------
                                                       7,914          8,084
     Less: Accumulated depreciation
       and amortization                               (2,966)        (3,541)
                                                     -------        -------
                                                   $   4,948      $   4,543
                                                     =======        =======

                          SECURICOR RADIOCOMS LIMITED
                  NOTES TO COMBINED FINANCIAL STATEMENTS
         FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996
                         (THOUSANDS OF US DOLLARS)

--------------------------------------------------------------------------------

8.   BANK OVERDRAFT

     The bank overdraft bears interest at 1% over prevailing United Kingdom bank base rates, (6.75%, 7%, and 6.75% at September 30, 1994, 1995 and 1996,
     respectively).  Interest is payable monthly and the overdraft is unsecured.

9.   RELATED PARTY TRANSACTIONS

(A) At September 30, 1994, 1995 and 1996, the Company had borrowings from Security Services plc, an affiliate, of $4,072, $16,652 and $29,345, respectively which bears interest at 1% over prevailing United Kingdom bank base rates, (6.75%, 7% and 6.75% at September 30, 1994, 1995, and 1996,
     respectively).


                                                  SEPTEMBER 30   SEPTEMBER 30   SEPTEMBER 30
                                                          1994           1995           1996
(B)  Other related party transactions include:
     Interest expense                               $      190     $      493   $      1,682
     Management fees                                       792          1,903          1,592
     Sales                                               4,946          9,866          8,984


     In 1994 the Company received a payment of $491 from Securicor Alarms Limited, an affiliate, representing its proportionate share of the related expenses of a joint development project. This has been offset against selling, general and administrative expenses for that year.

(C) In March 1995, Securicor Communications Inc ("Comms Inc"), an affiliated company located in the United States, acquired 925,850 voting preferred shares and a warrant to acquire 291,791 shares of common stock of EFJ, a United States based communications company, for $10,000. Concurrent with this transaction, the Company entered into an agreement with EFJ to sell certain inventory products and granted manufacturing and technology licenses to EFJ for approximately $9,671. Of this amount, $3,997 was attributable to the technology license which required future support by the Company through September 30, 1996. Revenues derived form EFJ have been reflected as related party sales.

     On June 17, 1996, the Company acquired the 925,850 voting preferred stock and a warrant to acquire 291,791 shares of common stock of EFJ from Securicor Communications at cost of $10,000, the consideration being a promissory note payable on June 17, 1997 for $10,000 (the "principal amount") together with interest on the principal amount at a rate of 8% per annum. Redemption of the preferred stock together with accumulated unpaid interest is mandatory on March 14, 2000. The Company has received an unconditional indemnity against adverse

                          SECURICOR RADIOCOMS LIMITED
                         NOTES TO FINANCIAL STATEMENTS
             FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996
                            (THOUSANDS OF US DOLLARS)

--------------------------------------------------------------------------------

9.   RELATED PARTY TRANSACTIONS (CONTINUED)

     movements in the value of this investment from Securicor Communications.

10.  ACCRUED EXPENSES

     Included within accrued expenses, no one particular category represents more than 5% of total current liabilities.

11.  COMMITMENTS AND CONTINGENCIES

(A) The Company leases various office equipment, motor vehicles and land and buildings under non-cancellable operating leases which expire at various dates through to 2001. Rent expense was approximately $420, $477 and $741 for the years ended September 30, 1994, 1995 and 1996 respectively.

     Minimum annual payments for the operating leases for each of the next five fiscal years are as follows:

     September 30
     1997                  $         164
     1998                             53
     1999                             46
     2000                             41
     2001                             41
                                    ----
                           $         345
                                     ===

(B) There are no legal proceedings pending against or involving the Company which, in the opinion of management, will have a material adverse effect on the Company's financial position or results of operations.

(C) The Company is included in a Group Registration for UK sales tax purposes (Valued Added Tax "V.A.T.") and is therefore jointly and severally liable for any unpaid sales tax debts of the parent and fellow group undertakings in this connection.

                          SECURICOR RADIOCOMS LIMITED
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996
                          (THOUSANDS OF US DOLLARS)

12.  INCOME TAXES

     Tax laws in the UK permit the exchange of taxable income and losses between companies within a group provided 75% or more of their ordinary stock is held. The Company's past losses have been compensated by Group members with the taxable companies paying the loss making companies at the corporate tax rate applied to the losses subject to any waivers.

     Management has provided a valuation allowance on deferred tax assets due to the Company's history of losses and upon consummation of the Merger the Company will no longer be eligible for tax relief from Group membership.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:


                                                     SEPTEMBER 30   SEPTEMBER 30   SEPTEMBER 30
                                                          1994           1995           1996
     Deferred tax assets:
       Depreciation                                   $      155     $        3     $        -
       General provisions                                      -             33              -
       Development costs                                   1,359          1,692          3,275
       Operating loss carry forwards                           -            130            145
                                                         -------        -------        -------
                                                           1,514          1,858          3,420
     Valuation allowance                                  (1,514)        (1,825)        (3,357)
                                                         -------        -------        -------
                                                               -             33             63
     Deferred tax liabilities:
     Depreciation                                           (260)          (112)           (63)

                                                         -------        -------        -------
     Net deferred tax liability                       $     (260)    $      (79)    $        -
                                                          ======         ======         ======

     The Company's provision (benefit)
     for the income taxes was as follows:
     Current                                          $     (273)    $     (554)    $   (3,044)
     Deferred                                                 (8)          (183)             -
                                                         -------        -------        -------
     Total                                            $     (281)    $     (737)    $   (3,044)
                                                          ======         ======         ======


                          SECURICOR RADIOCOMS LIMITED
                    NOTES TO COMBINED FINANCIAL STATEMENTS
            FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996
                              (THOUSANDS OF US DOLLARS)

--------------------------------------------------------------------------------

12.  INCOME TAXES (CONTINUED)

     The reconciliation of the (benefit) for the income taxes at September 30, 1994, 1995 and 1996 to the amounts computed at the UK statutory rate of 33% for all periods is as follows:


                                                     SEPTEMBER 30   SEPTEMBER 30   SEPTEMBER 30
                                                            1994           1995           1996
     (Benefit) at the statutory
     rate                                           $     (1,172)   $      (629)    $   (4,004)
     Permanent differences:
     Goodwill amortization                                   379            199              -
     Waiver of group tax relief
     benefit                                                 508              -              -
     Other                                                     4              5              9
     Operating losses not currently
     available for use                                         -              -          1,045
     Prior period group loss relief                            -           (312)           (94)
                                                         -------        -------        -------
                                                    $       (281)  $       (737)   $    (3,044)
                                                          ======         ======         ======


13.  RETIREMENT PLANS

     The Company contributes to the pension scheme of Securicor plc, the ultimate parent company, which maintains a defined benefit pension plan that covers executives and selected other employees based no merit. The plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Company and compensation rates near retirement. Contributions to the plan reflect benefits attributed to employees' services to date, as well as services expected to be earned in the future.

     The pension costs are assessed on the advice of independent qualified actuaries using the projected unit credit method. The most recent actuarial valuation was April 5, 1995. The assets of the scheme are held in separate trustee administered funds. Full particulars of the pension scheme are disclosed in the published accounts of Securicor plc.

     The Company's share of the costs of the group's defined benefit pension scheme amounted to:



                                                     SEPTEMBER 30   SEPTEMBER 30   SEPTEMBER 30
                                                            1994           1995           1996
     Pension expense                                 $        95     $      170     $      175
                                                          ======         ======         ======


                          SECURICOR RADIOCOMS LIMITED
                         NOTES TO FINANCIAL STATEMENTS
            FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1995 AND 1996
                           (THOUSANDS OF US DOLLARS)

--------------------------------------------------------------------------------

14.  FOREIGN SALES AND MAJOR CUSTOMER

     Net sales to international customers primarily located in the United States amounted to approximately $2,695, $14,922 and $2,067 for the years ended September 30, 1994, 1995 and 1996 respectively. Sales to these international customers were in respect of communication systems. Certain sales contracts are denominated in US dollars. Accordingly, significant fluctuations in the US dollar versus the British pound could have a significant effect on the Company's profits.

     The following table summarises significant third party customers with sales in excess of 10% to total net revenues for the years ended September 30, 1994, 1995 and 1996, respectively.

                                 SEPTEMBER 30   SEPTEMBER 30   SEPTEMBER 30
                                         1994           1995           1996

     Customer A                           11%            17%              -
     Customer B                             -            19%              -
                                      -------        -------        -------
                                          11%            36%              -
                                       ======         ======         ======

     At September 30, 1994, 1995 and 1996, 24.8%, 19.7% and 36.6% of accounts receivable were due from one customer, respectively.

15.  SUBSEQUENT EVENTS

     CAPITALIZATION

     On June 18, 1996, Securicor Communications entered into the Purchase Agreement to effect the sale of the common stock of Radiocoms to INTEK in exchange for 25 million shares of common stock ("Common Stock") of INTEK, representing the purchase consideration, which would provide Securicor Communications with approximately 60% of the INTEK Common Stock. The INTEK shareholders approved the transaction at their Annual Meeting held in New York on December 3, 1996. As part of the arrangements, the intercompany loans of the Company were used as payment for the issue of both new Preference and new Equity shares in the Company in order to recapitalize its Balance Sheet.

                         SUMMARY OF UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements present pro forma results of operations for 12 months ended September 30, 1996 for both INTEK and Radiocoms. The fiscal year end for INTEK was changed as of December 30, 1996 and is now September 30, which is consistent with Radiocoms' fiscal year end. The twelve-month period ended September 30, 1996 for INTEK is comprised of the company's fourth quarter of old fiscal 1995 and it's first three quarters of old fiscal 1996. The pro forma statement of operations gives effect to the consummation of the Securicor Transaction as if such Transaction were consummated as of October 1, 1995. The pro forma balance sheet gives effect to the Transactions as if they were consummated on September 30, 1996. The pro forma financial statements have been prepared using the purchase method of accounting. Securicor Communications is the acquiror for accounting purposes because the shareholders of Securicor Communications held the majority of outstanding Company Common Stock subsequent to the consummation of the Transaction.

Securicor statements were translated in accordance with FASB 52 which provides that assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expenses are translated at the average rate for the period presented.

The unaudited pro forma condensed combined financial statements and notes thereto should be read in conjunction with the separate audited financial statements and related notes thereto of Radiocoms included herein. The following unaudited pro forma condensed combined financial statements do not purport to be indicative of the results which actually would have occurred if the Transaction had been consummated on the dates indicated or which may be obtained in the future.

                        NEW INTEK DIVERSIFIED CORPORATION

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
             FOR THE 12 MONTHS ENDED SEPTEMBER 30, 1996 (INTEK) AND
             FOR THE 12 MONTHS ENDED SEPTEMBER 30, 1996 (RADIOCOMS)
            (U.S.$ IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                      ADJUSTMENTS AND
                                                                        ELIMINATIONS
                                                                        ------------
                                       INTEK        RADIOCOMS                                    NEW INTEK
                                     HISTORICAL     HISTORICAL      DEBIT         CREDIT          PROFORMA
                                     ----------     ----------      -----         ------          --------
Net sales. . . . . . . . . . . .   $    3,681      $   23,899      $1,653(a)                    $   25,927
Cost of Sales. . . . . . . . . .        3,165          20,084                     $1,138(a)         22,111
                                   ----------      ----------                                   ----------
Gross profit . . . . . . . . . .          516           3,815                                        3,816
Operating expense. . . . . . . .        5,741          14,233       2,567(g)          12(d)         21,100
                                                                                   1,429(f)
                                   ----------      ----------                                   ----------

Operating loss . . . . . . . . .       (5,225)        (10,418)                                     (17,284)
Other income (expense):
  (Loss) gain on sale of
  assets held for sale . . . . .         (192)              -                                         (192)
  Interest expense, net. . . . .         (390)         (1,715)                     1,682(h)           (423)
  Financing costs. . . . . . . .         (563)              -                                         (563)
  Other, net . . . . . . . . . .           12               -                                           12
                                   ----------      ----------                                   ----------
Loss from continuing
operations before income
taxes. . . . . . . . . . . . . .       (6,358)        (12,133)                                     (18,450)
Income tax provision
(benefit). . . . . . . . . . . .            -          (3,044)      3,044(i)
                                   ----------      ----------     ----------     ----------     ----------

Net loss . . . . . . . . . . . .   $   (6,358)      $  (9,089)    $ 7,264        $ 4,261        $  (18,450)
                                   ----------      ----------     ----------     ----------     ----------
                                   ----------      ----------     ----------     ----------     ----------
Less preferred dividends . . . .                                    1,200(k)                        (1,200)

Loss applicable to Common
Shareholders . . . . . . . . . .                                                               $   (19,650)

Loss per share . . . . . . . . .   $    (0.57)                                                 $     (0.51)
                                   ----------                                                  -----------
                                   ----------                                                  -----------
Weighted average shares
outstanding. . . . . . . . . . .   11,135,300                                                   38,236,455
                                   ----------                                                  -----------
                                   ----------                                                  -----------


                        NEW INTEK DIVERSIFIED CORPORATION

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996
                              (U.S.$ IN THOUSANDS)
                                   (UNAUDITED)


                                                                           ADJUSTMENTS
                                                                              AND
                                                                          ELIMINATIONS
                                                                          ------------
                                       INTEK       RADIOCOMS       DEBIT         CREDIT        NEW INTEK
                                      PROFORMA     HISTORICAL                                   PROFORMA
                                      --------     ----------    ---------      ---------     -----------
CURRENT ASSETS
Cash, cash equivalents . . . . .       $1,576        $   417                                    $   1,993
Accounts receivable. . . . . . .        1,459          4,074                        405(b)          5,128
Amounts due from related
parties. . . . . . . . . . . . .                       5,587                                        5,587
Restricted cash. . . . . . . . .          127              -                                          127
Notes receivable,current
portion. . . . . . . . . . . . .          137              -                                          137
Inventories. . . . . . . . . . .        5,062         18,895                        456(a)         23,501
Prepaid expenses and other
assets . . . . . . . . . . . . .        1,062          4,464                      3,044(i)          2,482
Assets held for sale . . . . . .        1,555              -                                        1,555
                                   ----------     ----------                                   ----------

Total current assets . . . . . .       10,978         33,437                                       40,510

PROPERTY AND EQUIPMENT, AT
COST . . . . . . . . . . . . . .        9,019          8,084                         59(a)         17,044

Less accumulated
depreciation . . . . . . . . . .          (89)        (3,541)          12(d)                       (3,618)
                                   ----------     ----------                                   ----------

Net property and equipment . . .        8,930          4,543                                       13,426
RENTAL EQUIPMENT . . . . . . . .                       2,096                                        2,096
NOTE RECEIVABLE. . . . . . . . .           55              -                                           55
TRADEMARK AND GOODWILL . . . . .       10,284              -                                       10,284
DEFERRED FINANCING COSTS . . . .          215              -                                          215
INVESTMENTS IN EFJ AT COST . . .            -         10,177                                       10,177
INVESTMENTS IN JOINT VENTURE . .          125              -                                          125
INTANGIBLES. . . . . . . . . . .            -                      37,075(e)      2,567(g)         35,937
                                                                    1,429(f)



                                   ----------     ----------                                   ----------
TOTAL ASSETS . . . . . . . . . .      $30,587        $50,253                                    $ 112,825
                                   ----------     ----------                                   ----------
                                   ----------     ----------                                   ----------


                        NEW INTEK DIVERSIFIED CORPORATION

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996
                              (U.S.$ IN THOUSANDS)
                                   (UNAUDITED)


                                                                                        ADJUSTMENTS
                                                                                       ELIMINATIONS
                                                                                       ------------
                                                      INTEK       RADIOCOMS        DEBIT        CREDIT         NEW INTEK
                                                    PROFORMA     HISTORICAL                                    PROFORMA
                                                    --------     ----------                                    --------
CURRENT LIABILITIES
Accounts payable . . . . . . . . . . . . . .          $  720        $ 3,051            6(c)                    $   3,765
Amounts due to related
parties. . . . . . . . . . . . . . . . . . .                          2,660                                        2,660
Accrued liabilities. . . . . . . . . . . . .           1,431          1,576        1,682(h)       1,200(k)         2,126
                                                                                     399(b)
Deferred income. . . . . . . . . . . . . . .                            760                                          760
Related party payable. . . . . . . . . . . .              18         29,345       29,363(j)                            -
Notes payable. . . . . . . . . . . . . . . .           7,310          1,313                                        8,623
Letter of credit liability . . . . . . . . .              99              -                                           99
Licensee deposits. . . . . . . . . . . . . .             285              -                                          285
                                                       -----          -----                                        -----

Total current liabilities. . . . . . . . . .           9,863         38,705                                       18,318
NOTES PAYABLE. . . . . . . . . . . . . . . .           4,500                                                       4,500
RELATED PARTY PAYABLE. . . . . . . . . . . .                         32,837       32,837(j)                            -
DEFERRED INCOME TAX. . . . . . . . . . . . .             634                                                         634
MANDATORY REDEEMABLE
PREFERRED STOCK. . . . . . . . . . . . . . .                                                     20,000(j)        20,000
SHAREHOLDERS' EQUITY
Common stock . . . . . . . . . . . . . . . .             142            150          150(m)         250(e)           392
Capital in excess of par
value. . . . . . . . . . . . . . . . . . . .          25,476                       9,258(l)      36,825(e)        95,393
                                                                                  42,200(j)
                                                                                     150(m)
Treasury stock, at cost. . . . . . . . . . .            (770)                                                       (770)
Retained earnings (deficit). . . . . . . . .          (9,258)       (21,611)       4,203(a)       9,258(l)       (25,814)
Currency translation . . . . . . . . . . . .                            172                                          172
                                                     -------        -------                                      -------

TOTAL SHAREHOLDERS' EQUITY . . . . . . . . .          15,590        (21,289)                                      69,373
                                                     -------        -------                                      -------



TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY . . . . . . . . . . . .         $30,587        $50,253                                    $ 112,825
                                                     -------        -------                                    ---------
                                                     -------        -------                                    ---------

                          INTEK DIVERSIFIED CORPORATION

                                 PRO FORMA NOTES
                    FOR THE 12 MONTHS ENDED SEPTEMBER 30,1996
              (US$ IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

(a) To eliminate sales and unrealized profit associated with mobile equipment and repeater station equipment sold by Radiocoms to INTEK. This equipment has been retained by INTEK for use in the network of 220 MHz Systems it is developing or is pending delivery to end user customers. These transactions were recorded in their respective historical financial statements for the periods presented in the accompanying Pro Forma Financial Statements.

(b)&   To eliminate inter company receivables and payables as at September
(c)    30, 1996.

(d) To eliminate excess depreciation charged in INTEK's accounts as a result of inter company transactions.

(e) To reflect INTEK's issuance of 25 million shares of Common Stock in exchange for all the issued and outstanding shares of Radiocoms.

       For the purposes of the accompanying pro forma financial statements, the excess purchase price over tangible assets acquired have, in INTEK's case, been assigned to the value of INTEK's management agreements allowing it to utilize the 220 MHz licenses and the option agreements relating to certain licenses which, if exercised and assigned pursuant to the approval of the FCC, would allow INTEK to exercise all rights and benefits with respect to such 220 MHz licenses. These management agreements have terms of 5 years and are renewable indefinitely thereafter. An estimated economic life of 15 years has been ascribed to these intangibles. This estimated useful life is INTEK management's best estimate based upon the likelihood of renewing the underlying 220 MHz licenses with the FCC and the flexible utility provided by the 220 MHz. This flexibility will mitigate the risk of spectrum obsolescence prior to the end of the 15-year period.

       For the purposes of these Pro Forma Financial Statements, a fair value of $4.90 has been ascribed to Company Common Stock for the Securicor Transaction. The fair value was calculated by taking the quoted market price of Company Common Stock on December 3, 1996 and applying a 20% discount. This discount is based upon the illiquidity of the large size of the block of stock issued in the Transaction, the small public block of Company Common Stock, comparison with similar transactions for other companies and recent stock issuances by the Company.

       The Securicor Transaction has been accounted for as a reverse acquisition because Securicor Communications hold the majority of Company Common Stock after completion of the Transaction. For accounting purposes, INTEK is the accounting acquiree.

       The intangible related to the Transaction was calculated as follows:


       Company Common Stock shares outstanding
       at December 3, 1996                               14,886,400
       Fair market value per share                       x$    4.90
                                                         ----------

       Fair market value of INTEK                         $  72,943
       Securicor ownership interest in INTEK
       after the Transaction                                     65%
                                                         ----------

       Fair value of INTEK acquired                       $  47,413
       Historical value of INTEK continuing
       shareholders                                           5,567
                                                         ----------

       Securicor investment in INTEK                         52,980
       Book value of INTEK at November 30, 1996             (15,905)
                                                         ----------

       INTEK intangible                                   $  37,075
                                                         ----------
                                                         ----------

(f) To reflect the capitalization of acquisition expenses incurred prior to the Transactions.

(g) To record amortization of the intangibles mentioned above over an estimated economic life of 15 years.

(h) To eliminate Radiocoms' interest on inter company debt which will be contributed to capital.

(i) To eliminate Radiocoms' income tax benefit associated with it's tax sharing agreement with its parents and affiliates.

(j) To record the conversion of $20 million of inter company balances between Radiocoms' and Securicor into 20,000 shares of Radiocoms Preferred Shares with a par value of $1 thousand per share. The inter company balance between Radiocoms and Securicor in excess of the redemption value of the Radiocoms Preferred Shares will be contributed to the capital account of Radiocoms. These Preferred Shares will be issued to Securicor, are mandatorily redeemable on June 30, 2006 and bear a dividend rate of 6%.

(k) To record the dividend on the Radiocoms Preferred Shares referred to above.

(l)    To eliminate INTEK's historical deficit.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, INTEK has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 1996           INTEK Diversified Corporation


                                   By:  /s/ D. Gregg Marston
                                      ------------------------------
                                       Name:  D. Gregg Marston
                                       Title: Interim Chief Financial Officer